Exhibit 3.1

•090303• BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Filed in the office of Document Number Barbara K. Cegavske 20190157600-81 Barbara K. Cegavske Filing Date and Time Secretary of State 04/09/2019 12:32 PM State of Nevada Entity Number E0505002010-6 Certificate of Change Pursuant to NRS 78.209 use BLACK INK ONLY • DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations 1. Name or corporation: MOXIAN, INC. 2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders. 3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: Common stock, $0.001 par value, authorized: 250,000,000 shares; Preferred stock, $0.001 par value, authorized 100,000,000 shares. 4. The number or authorized shares and the par value, if any, of each class or series, if any, of shares after the change: Common stock, $0.001 par value, authorized: 50,000,000 shares; Preferred stock, $0.001 par value, authorized 100,000,000 shares. 5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One (1) share of Common Stock will be issued in exchange for every five (5) shares of issued and outstanding common stock (i.e., a 1:5 reverse stock split). 6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: All fractional shares of common stock will be rounded up to the nearest whole share on a per shareholder basis 7. Effective date and time of filing: (optional) Date: 04/19/2019 Time: 8:00 pm 8. Signature: (required) (must not be later than 90 days after the certificate is filed) X Signature of Officer Secretary and CFO Title IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State Stock Split Revised: 1-5-15